140501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140688539-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/26/2014 2:50 PM
	Entity Number E0497952014-2

Articles of Domestication

(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Entity Name and Type of Domestic Entity as set forth in its Constituent Documents:	Puramed Bioscience, Inc. Corporation
2. Entity Name Before Filing Articles of Domestication:	PuraMed Bioscience Inc.
3. Date and Jurisdiction of Original Formation:	May 9, 2006
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Wisconsin
5. Signature of Authorized Representative:	X [signature] Authorized Signature — 9/15/14 Date

Filing Fee: $350.00

<u>IMPORTANT:</u> This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.

This form must be accompanied by appropriate fees.